UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2018

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2018, the Company entered into an employment agreement with Anurup S. Pruthi in connection with the Company’s employment of Mr. Pruthi as its Chief Financial Officer (the “Pruthi Agreement”). The Pruthi Agreement provides that Mr. Pruthi will be employed for a term beginning on November 5, 2018 (the “Effective Date”) and ending December 31, 2021, subject to earlier termination as specified in the employment agreement (such term of employment, the “Term”). If Mr. Pruthi remains an employee of the Company following expiration of the Term and the Pruthi Agreement is not extended, Mr. Pruthi will be an employee “at will.” The Pruthi Agreement provides for Mr. Pruthi to receive an annual base salary of not less than $650,000 per year (to be prorated for any partial calendar year of employment) and for certain other benefits consistent with those provided to other senior executives of the Company. The Pruthi Agreement provides for a cash signing bonus of $250,000 to be paid promptly following the Effective Date, travel allowance of $1,500 per month during the Term, and legal fees in connection with the negotiation and drafting of the Pruthi Agreement up to $15,000. In addition, Mr. Pruthi is eligible to receive an annual cash bonus of up to 100% of his annual base salary, subject to the achievement of the applicable performance goals (the “Bonus”); provided that for calendar years 2018 and 2019, the Bonus will be equal to at least 100% of Mr. Pruthi’s base salary.

The Pruthi Agreement provides for an inducement grant (the “Inducement Grant”) of 600,000 restricted stock units (the “RSUs”) with respect to the Company’s common stock, $0.10 par value (“Common Stock”). The Inducement Grant was made as an inducement award and was not granted under the Company’s 2016 Stock Incentive Compensation Plan (the “2016 Plan”), but is subject to the same terms and conditions as provided in the 2016 Plan.

The Inducement Grant will vest in one-third increments on each of the first three anniversaries of the Effective Date; subject to Mr. Pruthi’s continued employment through the applicable vesting date; provided, if Mr. Pruthi’s employment is terminated by the Company without “cause” (other than due to death or disability) or by Mr. Pruthi for “good reason” (each such term as defined in the Pruthi Agreement), then any unvested portion of the RSUs will accelerate and become fully vested on the date of termination. Any vested RSUs will be settled through the issuance of Common Stock. Upon a change in control of the Company, all of Mr. Pruthi’s unvested RSUs will vest immediately.

Upon a termination of Mr. Pruthi’s employment without cause or a resignation by Mr. Pruthi for good reason (as such terms are defined in the Pruthi Agreement), in addition to acceleration of the RSUs as described above, subject to the execution and non-revocation of a general release and covenant not to sue, the Company will provide Mr. Pruthi with (i) an amount equal to Mr. Pruthi’s base salary, which will be payable pursuant to the Company’s standard payroll procedures for twelve months; (ii) any annual bonus earned but unpaid for a prior year, payable in full in a lump sum payment; (iii) in the event that such resignation or termination occurs following the Company’s first fiscal quarter of any year, a pro-rata portion of the Bonus for the fiscal year in which Executive’s termination occurs based on actual results for such year, payable at the time the Bonus would have been paid if Executive’s employment had not terminated; (iv) the full cost of COBRA continuation coverage for Mr. Pruthi and his eligible dependents until the earlier of (a) when Mr. Pruthi becomes eligible for coverage under another employer’s health plan, or (b) eighteen (18) months following the date of termination of Mr. Pruthi’s employment. Upon a termination of Mr. Pruthi’s employment for any reason upon the expiration of the Term and the Company has not agreed to extend the Pruthi Agreement or offered Mr. Pruthi an employment agreement on equal or greater aggregate financial terms, then, subject to the expiration and non-revocation of a general release and a covenant not to sue, the Company will pay Mr. Pruthi an amount equal to twelve (12) months of his base salary, which will be payable in full in a lump sum cash payment to be made to Mr. Pruthi on a date that is thirty days following the date of termination. The Company will also pay Mr. Pruthi the earned annual bonus for the fiscal year ending December 31, 2021.

The Pruthi Agreement provides for a perpetual confidentiality covenant and a 12-month post-employment employee non-solicit.

This brief description of the material terms of the Employment Agreement and the Inducement Grant is qualified in its entirety by reference to the provisions of the agreement and exhibits thereto attached to this report as Exhibit 10.1, which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The issuance of shares in the Inducement Grant was made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) thereof because such issuance does not involve a public offering. The securities contain a restrictive legend advising that the securities may not be offered for sale, sold, transferred or assigned without having first been registered under the Securities Act or pursuant to an exemption from the Securities Act. Additionally, the information set forth in Item 1.01 above relating to the Inducement Grant is incorporated by reference in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted above, Anurup Pruthi, age 50, was appointed Chief Financial Officer of the Company on the Effective Date. Prior to joining the Company, Mr. Pruthi served as Chief Financial Officer of The Children’s Place, Inc. from November 2014 through October 2018, and as Chief Financial Officer of Reliance Retail Ltd., a subsidiary of Reliance Industries Limited, from June 2013 through October 2014. Mr. Pruthi graduated from Bentley College with a bachelor’s and master’s degree in finance.

There are no related party transactions involving Mr. Pruthi that are reportable under Item 404(a) of Regulation S-K.

On the Effective Date, Bob Ross ceased to serve as Chief Financial Officer of the Company. Mr. Ross remains an employee of the Company.

The information set forth in Item 1.01 above is incorporated by reference in this Item 5.02. A press release announcing the appointment of Mr. Pruthi as the Chief Financial Officer of the Company as well as the Inducement Grant, was issued by the Company on November 9, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of October 30, 2018, by and between Centric Brands Inc. and Anurup Pruthi.**

99.1	Press Release dated November 9, 2018.

*      The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

**   Management contract and/or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: November 9, 2018	By:	/s/ Anurup Pruthi
Name: Anurup Pruthi
Title: Chief Financial Officer